UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_______________
Form 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported):
April 30, 2015

EXTREME NETWORKS, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-25711	77-0430270
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

145 Rio Robles
San Jose, California 95134

(Address of principal executive offices)

Registrant's telephone number, including area code:
(408) 579-2800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c)

As previously announced on April 21, 2015, Edward B. Meyercord was appointed as President and Chief Executive Officer of Extreme Networks, Inc. (the “Company”).
Mr. Meyercord has served as the Chairman of the Company's Board of Directors since March 2011, and as one of its directors since October 2009. Prior to joining the Company, Mr. Meyercord served as Chief Executive Officer and director of Critical Alert Systems LLC, a private company that provides healthcare communications technology solutions, since August 2010. He previously was the founder and President of Council Rock Advisors LLC, a financial advisory company. From December 2006 until January 2009, Mr. Meyercord served as Chief Executive Officer of Cavalier Telephone & TV, a privately held voice and data services company. Previously, Mr. Meyercord served as Chief Executive Officer and a member of the board of directors of Talk America, Inc., a publicly traded provider of phone and internet services to consumers and small businesses. Mr. Meyercord also served on the board of directors of Tollgrade Communications, Inc. (formerly; NASDAQ:TLGD), a supplier of telecommunications network service assurance and smartgrid products and solutions owned by Golden Gate Capital. Mr. Meyercord received his Bachelors in economics from Trinity College in Hartford, CT and his M.B.A. from New York University.
In accordance with an offer letter agreement entered into with the Company which is attached as Exhibit 10.1 to this Current Report on Form 8-K, Mr. Meyercord is entitled to an annual salary of $600,000, less applicable taxes and withholdings. He will also receive a one-time, sign-on bonus in the amount of $125,000, less applicable taxes and withholdings, which will be payable in a lump sum in August 2015.
Commencing with fiscal 2016, Mr. Meyercord will be eligible to participate in the Extreme Networks Annual Incentive Plan (“EIP”) with an annual target of 120% of his annual base salary. The EIP target bonus will be paid if the Company meets established performance objectives and attainment of key strategic goals to be determined by the Board (the “EIP Goals”). Details of the EIP including the EIP Goals will be finalized by the Compensation Committee of the Board each quarter or fiscal year as deemed appropriate by the Compensation Committee.
Mr. Meyercord is entitled to receive a new-hire grant of 450,000 shares of restricted stock units (the “New Hire RSU Shares”). The New Hire RSU Shares will be granted the second trading day after the Company's Q3 FY15 earnings announcement (the “Grant Date”). The New Hire RSU Shares will commence vesting on April 19, 2015 (the “Vest Commencement Date”). One-fourth of the New Hire RSU Shares will vest on the first anniversary of the Vest Commencement Date, one-fourth on the second anniversary of the Vest Commencement Date, one-fourth on the third anniversary of the Vest Commencement Date, and one-fourth on the fourth anniversary of the Vest Commencement Date; provided that for each such vesting period, Mr. Meyercord is still in service with the Company at that time.
On the Grant Date, Mr. Meyercord will be granted an option to purchase 900,000 shares of Company’s common stock (the “Performance Option”). Subject to Mr. Meyercord's continued service to the Company, the shares subject to his Performance Option shall be “Performance Earned” as follows:

(i)
one-third of the Performance Option shares will be Performance Earned, if at all, once the Company’s common stock has traded publicly after your Hire Date, for at least 30 consecutive trading days at a target closing price per share as reported on the NASDAQ Global Select Market of at least $3.50;

(ii)
an additional one-third of the Performance Option shares will be Performance Earned, if at all, once the Company’s common stock has traded publicly after your Hire Date for at least 30 consecutive trading days at a target closing price per share as reported on the NASDAQ Global Select Market of at least $4.50 (regardless of whether the Performance Option has been Performance Earned pursuant to the preceding section (i)); and

(iii)
all shares subject to the Performance Option will be Performance Earned, if at all, upon the Company’s common stock trading publicly after your Hire Date for at least 30 consecutive trading days at a target closing price per share as reported on the NASDAQ Global Select Market of at least $5.50 (regardless of whether the Performance Option has been Performance Earned pursuant to the preceding sections (i) or (ii)).

In addition, Mr. Meyercord would be entitled to receive certain benefits in the event of the termination of his employment from the Company in certain circumstances, including certain conditions of a change of control, termination without cause or a resignation for ‘good reason’ as such terms are described in his offer letter agreements. Such benefits include, but are not limited to, a lump sum payment equal to (i) 12 months of his base salary, less applicable withholding taxes, in certain circumstances involving a Change of Control and (ii) acceleration of 12 months of vesting of any then-outstanding equity awards, other than the Performance Option, to the extent it was not Performance Earned prior to such termination.
There are no family relationships between Mr. Meyercord and any director or executive officer of the Company, and he has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.
A copy of Mr. Meyercord's offer letter of employment is attached as Exhibit 10.1 to this Current Report on Form 8-K. The description of the terms of the offer letter are qualified in their entirety by the full text of the offer letter filed herewith as Exhibit 10.1 and incorporated herein by reference.

(e)
As previously announced on April 23, 2015, Edward Carney is no longer an employee of Extreme Networks, Inc, effective April 23, 2015. On May 1, 2015, the Company and Mr. Carney entered into a Separation Agreement and General Release of Claims (the “Carney Agreement”), under which Mr. Carney is entitled to a lump sum cash payment of $400,000 plus six months of COBRA payments. The foregoing description of the Carney Agreement is qualified in its entirety by reference to the full text of the Carney Agreement, a copy of which is filed herewith as Exhibit 10.2 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits
(d) Exhibits.

Exhibit No.	Exhibit Title or Description
10.1	Offer Letter, executed April 30, 2015, between Extreme Networks, Inc. and Edward B. Meyercord.
10.2	Release of Claims, executed May 1, 2015, between Extreme Networks, Inc. and Edward Carney.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: May 4, 2015

EXTREME NETWORKS, INC.

By:	/s/ ALLISON AMADIA
Allison Amadia
Executive Vice President, General Counsel, and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Exhibit Title or Description
10.1	Offer Letter, executed April 30, 2015, between Extreme Networks, Inc. and Edward B. Meyercord.
10.2	Release of Claims, executed May 1, 2015, between Extreme Networks, Inc. and Edward Carney.